CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Ambac Assurance Corporation:


We consent to the incorporation by reference in the registration statement on Form N-1A (Investment and Securities Act of 1933 File No. 333-96545 through post-effective amendment No.7 and Company Act File No. 811-21163 through amendment No. 10) of Pioneer Protected Principal Trust (the "Registrant") and in the Prospectus Supplement of the Registrant relating to Pioneer Protected Principal Plus Fund and Pioneer Protected Principal Plus Fund II (the "Prospectus"), of our report dated February 28, 2007 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 1, 2007. Our report refers to changes, in 2006, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.


                                    /s/ KPMG LLP


New York, New York
April 26, 2007